                                             Exhibit 23(a)

          [Letterhead of Friday, Eldredge & Clark]


                              May 10, 1994




Entergy Corporation
225 Baronne Street
New Orleans, Louisiana  70112

Gentlemen:

     We consent to the reference to our firm under the heading "Experts" in the Quarterly Report on Form 10-Q being filed on or about the date hereof by Entergy Corporation, Arkansas Power & Light Company ("AP&L"), Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company, New Orleans Public Service Inc. and System Energy Resources, Inc. We further consent to the incorporation by reference of such reference to our firm into AP&L's Registration Statements (Form S-3, File Nos. 33-36149, 33-48356 and 33-50289), and related
Prospectuses pertaining to AP&L's First Mortgage Bonds and/or Preferred Stock and First Mortgage Bonds, respectively.

                              Very truly yours,


                              /s/FRIDAY, ELDREDGE & CLARK

                              FRIDAY, ELDREDGE & CLARK